EXHIBIT 2

                                                                  EXECUTION COPY




                            FOUR SEASONS HOTELS INC.

              $220,000,000 1.875% CONVERTIBLE SENIOR NOTES DUE 2024




                             UNDERWRITING AGREEMENT






June 14, 2004



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                                                                   June 14, 2004



Morgan Stanley & Co. Incorporated

c/o   Morgan Stanley & Co Incorporated
      1585 Broadway
      New York, New York   10036

Dear Sirs and Mesdames:

         Four Seasons Hotels Inc., a corporation incorporated under the laws of Ontario (the "Company"), proposes to issue and sell to the firms named in
Schedule I hereto (the "Underwriters") $220,000,000 principal amount of its 1.875% Convertible Senior Notes due 2024 (the "Firm Securities") to be issued pursuant to the provisions of an Indenture to be dated as of June 18, 2004 between the Company and The Bank of Nova Scotia Trust Company of New York, as Trustee (the "Trustee"), as supplemented by a Supplemental Indenture to be dated June 18, 2004 between the Company and the Trustee (the Indenture, as amended by the Supplemental Indenture is referred to herein as the "Indenture"). Morgan Stanley & Co. Incorporated shall act as representative (the "Representative") of the several Underwriters. The Company also proposes to issue and sell to the Underwriters not more than an additional $30,000,000 principal amount of its 1.875% Convertible Senior Notes due 2024 (the "Additional Securities") if and to the extent that the Representative, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such 1.875% Convertible Senior Notes due 2024 granted to the Underwriters in Section 2 hereof. The Firm Securities and the Additional Securities are hereinafter collectively referred to as the "Securities". The Securities will be convertible into Limited Voting Shares (the "Underlying Securities").

1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, you that:

     (a) The Company meets the requirements under the Securities Act (Ontario) and the rules, regulations and national, multijurisdictional or local instruments and published policy statements applicable in the Province of Ontario, including the rules and procedures established pursuant to National Instrument 44-101 - Short Form Prospectus Distributions, for the distribution of securities by way of short form prospectus and National Instrument 44-102 - Shelf Distributions, for the distribution of securities on a continuous or delayed basis (the "Shelf Procedures") pursuant to a final short form base shelf prospectus with respect to the Securities (collectively, the "Ontario Securities Laws"); a preliminary short form base shelf prospectus and a final short form base shelf prospectus have been filed with the Ontario Securities Commission (the "Reviewing Authority") as the review jurisdiction under National Instrument 44-101 in respect of the offering of the Securities; a receipt has been obtained from the Reviewing Authority in respect of such final short form base shelf prospectus in the form heretofore

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          delivered or to be delivered to the Underwriters (together with all documents filed in connection therewith and all documents incorporated by reference therein); no other document pertaining to such final short form base shelf prospectus or document incorporated by reference therein has been filed or transmitted for filing with the Reviewing Authority except for any documents heretofore delivered to the Underwriters; no order having the effect of ceasing or suspending the distribution of the Securities has been issued by the Reviewing Authority and no proceeding for that purpose has been initiated or, to the best of the Company's knowledge, threatened by the Reviewing Authority (the final short form base shelf prospectus filed with the Reviewing Authority on or before the date of this Agreement for which a receipt has been obtained, and including the documents incorporated therein by reference, being hereinafter called the "Canadian Prospectus"; and any reference to the Canadian Prospectus herein shall be deemed to refer to the Canadian Prospectus as amended or supplemented in relation to the Securities, in the form in which it is filed with the Reviewing Authority pursuant to the Shelf Procedures and Ontario Securities Laws in accordance with Section 6(a) hereof including any documents then incorporated by reference therein).

     (b) The Company meets the general eligibility requirements for use of Form F-10 under the U.S. Securities Act of 1933, as amended (the "Securities Act"), has filed a registration statement on Form F-10 (File No. 333-113665) providing for the registration of the debt securities and Limited Voting Shares of the Company, including the Securities and the Underlying Securities, under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, has filed an appointment of agent for service of process on Form F-X (the "Form F-X") in conjunction with the filing of such registration statement on Form F-10 with the Commission and has caused the Trustee to prepare and file with the Commission a Form T-1 (the "Form T-1"); such registration statement and any post-effective amendment thereto filed prior to the date hereof, in each case including the Canadian Prospectus (with such deletions therefrom and additions thereto as are permitted or required by Form F-10 and the applicable rules and regulations of the Commission), each in the form heretofore delivered or to be delivered to the Underwriters, including exhibits to such registration statements and all documents incorporated by reference in the prospectus contained therein, have become effective pursuant to Rule 467 under the Securities Act in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission and no other document incorporated by reference in the prospectus contained therein has heretofore been filed with the Reviewing Authority, except for any documents filed with the Commission or the Reviewing Authority subsequent to the date of such effectiveness in the form heretofore delivered to the Underwriters; no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated


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          or, to the Company's knowledge, threatened by the Commission (the registration statement, including all exhibits thereto and the documents incorporated by reference therein at the time such registration statement became effective and in the event of any post-effective amendment, as of the date of the effectiveness of such amendment are hereinafter collectively called the "Registration Statement"; the prospectus relating to the Securities, in the form in which it has most recently been filed, or transmitted for filing, with the Commission on or prior to the date of this Agreement, being hereinafter called the "U.S. Prospectus" and the Canadian Prospectus and the U.S. Prospectus being hereinafter collectively called collectively the "Prospectus"; any reference herein to the Prospectus, the Canadian Prospectus or the U.S. Prospectus or to any preliminary prospectus or preliminary prospectus supplement shall be deemed to refer to and include the documents incorporated by reference therein as of the date of such Prospectus or such preliminary prospectus or preliminary prospectus supplement, as the case may be; any reference to any amendment or supplement to the Prospectus or to any further amendment or supplement to the Prospectus shall be deemed to refer to and include any documents filed after the date of such Prospectus, and prior to the Closing Date (as defined in Section 4 hereof) under Ontario Securities Laws or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and incorporated by reference in such Prospectus, as the case may be; and any reference to "the Prospectus as amended or supplemented" shall be deemed to refer to the Prospectus as amended or supplemented by the prospectus supplement dated the date hereof relating to the offering of the Securities containing pricing information, in the form first provided to the Underwriters for use in confirming sales of the Securities, including any documents incorporated by reference therein as of the date of such prospectus supplement.

     (c) The documents incorporated by reference in the Canadian Prospectus, when they were filed with the Reviewing Authority, conformed in all material respects to the requirements of Ontario Securities Laws and the Shelf Procedures as interpreted and applied by the Reviewing Authority, and none of such documents, as of their respective dates, contained an untrue statement of material fact or omitted to state a material fact required to be stated therein or that was necessary to make a statement therein not misleading in light of the circumstances under which it was made; and any further documents so filed and incorporated by reference in the Canadian Prospectus or any further amendment or supplement thereto, when such documents are filed with the Reviewing Authority, will conform in all material respects to the requirements of Ontario Securities Laws and the Shelf Procedures as interpreted and applied by the Reviewing Authority and will not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or that is necessary to make a statement therein not misleading in light of the circumstances under which it was made; the documents incorporated by reference in the U.S. Prospectus when they were filed with the Commission, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and any further documents so filed and incorporated by reference in the U.S. Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the Commission


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          thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Underwriters expressly for use in the Prospectus as amended or supplemented and any further amendments or supplements thereto.

     (d) The Prospectus, the Registration Statement and the Form F-X conform, the Prospectus as amended or supplemented will conform and any further amendments or supplements to the Prospectus or the Registration Statement will conform, in all material respects with the applicable requirements of Ontario Securities Laws, the Securities Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the rules and regulations of the Commission thereunder; the Registration Statement and any amendment thereto, as of their applicable effective dates, did not or will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; and the Prospectus as amended or supplemented and any further amendments or supplements to the Prospectus, as of their respective dates, did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and the Canadian Prospectus as of its filing date constituted full, true and plain disclosure of all material facts relating to the Securities within the meaning of the Securities Act (Ontario); PROVIDED, HOWEVER, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter of the Securities expressly for use in the Prospectus as amended or supplemented and any further amendments or supplements thereto.

     (e) The consolidated financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the cash flows, consolidated results of operation and the consolidated changes in financial position of the Company and its subsidiaries for the periods specified; and such financial statements have been prepared in conformity with generally accepted


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          accounting principles in Canada, consistently applied throughout the periods involved, and to the extent required, have been reconciled to generally accepted accounting principles in the United States in accordance with Item 18 of Form 20-F under the Exchange Act. The selected financial data included or incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial information incorporated by reference in the Registration Statement and the Prospectus as amended or supplemented.

     (f) The Company and its subsidiaries do not have any material liabilities or obligations, direct or contingent (including off-balance sheet obligations), not disclosed in the Prospectus as amended or supplemented.

     (g) KPMG LLP, who have reported upon the audited financial statements of the Company incorporated by reference in the Prospectus as amended or supplemented, are, and during the periods covered by its reports were, independent with respect to the Company within the meaning of the Business Corporations Act (Ontario) and applicable Canadian securities laws, and are independent as required by the Securities Act.

     (h) The Company has been duly incorporated, is validly existing under the laws of the Province of Ontario, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus as amended or supplemented and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (i) Each subsidiary of the Company that accounts for more than 5% of the revenues, earnings or assets of the Company and its subsidiaries on a consolidated basis (a "Material Subsidiary") has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus as amended or supplemented and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Material Subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned by the Company directly or through subsidiaries, free and clear of all liens, encumbrances, equities or claims. The subsidiaries set forth on
          Schedule II hereto


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          are the only "significant subsidiaries" (as such term is defined in
          Rule 1-02 of Regulation S-X under the Securities Act) of the Company.

     (j) This Agreement has been duly authorized, executed and delivered by the Company.

     (k) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus as amended or supplemented.

     (l) The outstanding Limited Voting Shares have been duly authorized and are validly issued, fully paid and non-assessable and except for the Company's outstanding Liquid Yield Option Notes, any options granted pursuant to the Company's stock option plans and securities issued on the exercise of options since the most recent date that the number of outstanding options is presented within the documents incorporated by reference in to the Prospectus as amended or supplemented, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

     (m) The Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to the effects of applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and equitable principles of general applicability, and will be entitled to the benefits of the Indenture and the issuance of such Securities will not be subject to any preemptive or similar rights.

     (n) The Underlying Securities issuable upon conversion of the Securities have been duly authorized and reserved and, when issued and delivered upon conversion of the Securities in accordance with the terms of the Securities including the payment therefor, will be validly issued, fully paid and non-assessable, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

     (o) The Indenture has been duly authorized and, when executed and delivered by the Company and assuming due execution and delivery by the Trustee, will be a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws affecting creditors' rights generally and general principles of equity.

     (p) The execution and delivery by the Company of, and the performance by the Company of its obligations under this Agreement, the Indenture and the Securities will not contravene any provision of applicable law or the articles of incorporation or by-laws of the Company or any of its Material Subsidiaries or any agreement or other instrument binding upon the Company or any of its subsidiaries that is


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          material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any such subsidiary except where such contravention (other than a contravention of the articles and by-laws) would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

     (q) No consent, approval, authorization or order of, or qualification with, any governmental body or agency of (A) any province of Canada,
          (B) the federal government of Canada, (C) the federal government of the United States or (D) the various states of the United States in which the Securities are to be offered for sale or sold, or of any political subdivision of any thereof is required for the issue and sale of the Securities or the performance by the Company of its obligations under this Agreement, the Indenture or the Securities, except such as have been obtained or may be required by the securities or Blue Sky laws of the various states of the United States and the Canadian securities laws in connection with the offer and sale of the Securities or for the listing of the Underlying Securities on the New York Stock Exchange and the Toronto Stock Exchange or under the Business Corporations Act (Ontario).

     (r) There has not occurred any material adverse change, or any development reasonably likely to involve a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus as amended or supplemented.

     (s) There are no legal or governmental proceedings pending or, to the Company's knowledge, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject other than proceedings set forth in the Prospectus as amended or supplemented and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Indenture or the Securities or to consummate the transactions contemplated by the Prospectus as amended or supplemented.

     (t) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, provincial, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in


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          the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (u) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (v) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus as amended or supplemented will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

     (w) The Securities conform as to legal matters in all material respects to the description thereof contained in the Prospectus as amended or supplemented under the captions "Description of Debt Securities" and "Description of the Notes".

     (x) The Company and its subsidiaries own, possess or have obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate their properties and to carry on their business as presently conducted, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to revocation or modification of any such licenses, permits, certificates, consents, orders, approvals or authorizations except where such proceedings or the failure to own, possess or have obtained such licenses, permits, certificates, consents, orders, approvals or authorizations would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (y) The Company and its subsidiaries own or possess adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on their business as presently conducted (except where lack of ownership or possession would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole), and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a material adverse effect on the Company and its subsidiaries taken as a whole.

     (z) Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement,


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          covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments"), except for such defaults that would not, singly or in the aggregate, result in a material adverse effect on the Company and its subsidiaries, taken as a whole; and the execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and in the Prospectus as amended or supplemented (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus as amended or supplemented under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and under the Indenture and the Securities have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not, singly or in the aggregate, result in a material adverse effect on the Company and its subsidiaries, taken as a whole). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

     (aa) The Company is a reporting issuer not in default of any requirements under Ontario Securities Laws.

     (bb) None of the Company, its subsidiaries or the properties they manage is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened or imminent, which dispute would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (cc) The Company and its subsidiaries have good title to the items of real and personal property which are referred to in the Prospectus as amended or supplemented as being owned by them, and have valid and enforceable leasehold interests in the items of real and personal property referred to in the Prospectus as amended or supplemented as being leased by them, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than those which would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (dd) No withholding tax imposed under the federal laws of Canada or the laws of the Province of Ontario will be payable in respect of the payment of the commissions


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          contemplated by this Agreement to an Underwriter, or in respect of any interest or deemed interest on the resale of Securities by an Underwriter to U.S. residents provided the Underwriters deal at arm's length with the Company (as such term is understood for purposes of the Income Tax Act (Canada)), that the Underwriters are residents of the United States for purposes of the Canada U.S. Tax Convention of 1980 and that such commissions are payable in respect of services rendered by the Underwriters wholly outside of Canada that are performed in the ordinary course of business carried on by the Underwriters that includes the performance of such services for a fee and any such amount is reasonable in the circumstances.

     (ee) No goods and services tax imposed under the federal laws of Canada will be collectable by an Underwriter in respect of the payment of the commissions as contemplated by this Agreement to an Underwriter, provided that any such commissions are in respect of services performed by the Underwriter wholly outside of Canada.

     (ff) No stamp duty, documentary taxes or similar taxes are payable by the Company under the federal laws of Canada or the laws of the Province of Ontario in connection with the creation, issuance, sale and delivery of the Securities to an Underwriter or the resale of Securities by an Underwriter to U.S. residents.

     (gg) (A) The Indenture and the form and terms of the Securities will meet all legal requirements under the Business Corporations Act (Ontario) and (B) the provisions of the Business Corporations Act (Ontario) have been complied with by the Company in respect of the issue, certification and delivery of the Securities; an exemption has been obtained to exempt the Indenture from the application of Part V of the Business Corporations Act (Ontario); and no registration, filing or recording of the Indenture under the laws of the Province of Ontario or the federal laws of Canada applicable therein is necessary in order to preserve or protect the validity or enforceability of the Indenture or the Securities issued thereunder which are unsecured obligations of the Company.

     (hh) None of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have


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          instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

     (ii) Except as contemplated hereby, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Securities registered pursuant to the Registration Statement.

2. AGREEMENTS TO SELL AND PURCHASE. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amount of Firm Securities set forth in Schedule I hereto opposite its name at a purchase price of 100% of the principal amount thereof (the "Purchase Price") plus accrued interest, if any, to the Closing Date. As compensation for the Underwriters' several commitments to purchase the Securities from the Company, the Company will pay to the Underwriters an underwriting commission of 2.50% of the principal amount of the Firm Securities.

     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Securities, and the Underwriters shall have the right to purchase, severally and not jointly, up to $30,000,000 principal amount of Additional Securities at the Purchase Price plus accrued interest, if any, to the date of payment and delivery. As compensation for the Underwriters' several commitments to purchase the Additional Securities from the Company, the Company will pay to the Underwriters an underwriting commission of 2.50% of the principal amount of the Additional Securities. The Representative may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice of each election to exercise this option not later than 30 days after the date of this Agreement. Any exercise notice shall specify the principal amount of Additional Securities to be purchased by the Underwriters and the date on which such Additional Securities are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the Closing Date for the Firm Securities nor later than ten business days after the date of such notice. Additional Securities may be purchased as provided in Section 4 solely for the purpose of covering over-allotments made in connection with the offering of the Firm Securities. On each day, if any, that Additional Securities are to be purchased (an "Option Closing Date"), each Underwriter agrees, severally and not jointly, to purchase the principal amount of Additional Securities (subject to such adjustments to eliminate fractional Securities as the Representative may determine) that bears the same proportion to the total principal amount of Additional Securities to be purchased on such Option Closing Date as the principal amount of Firm Securities set forth in Schedule I opposite the name of such Underwriter bears to the total principal amount of Firm Securities.

     The Company hereby agrees that, without the prior written consent of the Representative on behalf of the Underwriters, it will not, enter into agreements with the Representative in the form set forth in Exhibit C to the effect that they will not, during the period ending 90 days after the date of the Prospectus as amended or supplemented, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Limited Voting Shares or any securities convertible into or exercisable or exchangeable for Limited Voting Shares (including, without limitation, Variable Multiple Voting Shares) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Limited Voting Shares or such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Limited Voting Shares or such other securities, in cash or otherwise. The foregoing shall not apply to (A) the sale of the Securities under this Agreement or (B) the issuance by the Company of Limited Voting Shares upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof. The Company also agrees not to file any registration statement with respect to any Limited Voting Shares or any securities convertible into or exercisable or exchangeable for Limited Voting Shares for a period of 90 days after the date of the Prospectus as amended or supplemented without the prior written consent of the Representative on behalf of the Underwriters. Notwithstanding the foregoing, the Company may file a registration statement to register any shares permitted to be issued pursuant to this paragraph.

3. TERMS OF PUBLIC OFFERING. The Company is advised by the Representative that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has been entered into as in the Representative's judgment is advisable. The terms of the public offering of the Securities are as set forth in the Prospectus as amended or supplemented. The Underwriters covenant that they will not offer, sell or deliver the Securities directly or indirectly in Canada or to any resident of Canada in contravention of the securities laws of any province or territory of Canada.

4. PAYMENT AND DELIVERY. Payment for the Firm Securities less the underwriting commission payable to the Underwriters shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Firm Securities for the respective accounts of the several Underwriters at the offices of Goodmans LLP, 250 Yonge Street, Suite 2400, Toronto, Ontario M5B 2M6, at 10:00 a.m., New York City time, on June 18, 2004, or at such other time on the same or such other date, not later than June 30, 2004, as shall be designated in writing by the Representative. The time and date of such payment are hereinafter referred to as the "Closing Date."

     Payment for any Additional Securities less the underwriting commission payable to the Underwriters shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Securities for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than 30 days from the date of the Prospectus as amended or supplemented.

     Certificates for the Securities shall be in definitive form or global form, as specified by the Representative, and registered in such names and in such denominations as the Representative shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The certificates evidencing the Securities shall be delivered to the Representative on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery.

5. CONDITIONS TO THE UNDERWRITERS' OBLIGATIONS. The several obligations of the Underwriters to purchase and pay for the Firm Securities on the Closing Date are subject to the following conditions:

     (a) (i) A receipt has been obtained from the Reviewing Authority for the Canadian Prospectus and the Canadian Prospectus as amended or supplemented in relation to the Securities shall have been filed with the Reviewing Authority as soon as practicable after the date hereof and, in any event, within the time period prescribed under Ontario Securities Laws and the Shelf Procedures and (ii) the U.S. Prospectus as amended or supplemented shall have been filed with the Commission pursuant to General Instruction II.L. of Form F-10 under the Securities Act, in each case within the applicable time period prescribed for such filing thereunder and in accordance with Section 6(a) hereof; no order having the effect of ceasing or suspending the distribution of the Securities or stop order suspending the effectiveness of the Registration Statement or any part thereof or having the effect of preventing or suspending the use of the Canadian Prospectus or U.S. Prospectus as amended or supplemented shall have been issued and no proceeding for that purpose shall have been initiated or to the knowledge of the Company or the Underwriters threatened by the Reviewing Authority or the Commission; and all requests for additional information on the part of the Reviewing Authority or the Commission shall have been complied with to the Underwriters' reasonable satisfaction.

     (b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

          (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded the Company or any of the Company's securities or in the rating outlook for the Company by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

          (ii) there shall not have occurred any change, or any development reasonably likely to involve a change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus as amended or supplemented that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

     (c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(b)(i) and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date as if made on and as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

          The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

     (d) The Underwriters shall have received on the Closing Date an opinion of Goodmans LLP, Canadian counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A.

     (e) The Underwriters shall have received on the Closing Date an opinion of Wachtell, Lipton, Rosen & Katz, outside U.S. counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit B. Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.

     (f) The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling LLP, U.S. counsel for the Underwriters, dated the Closing Date in form reasonably acceptable to the Underwriters.

     (g) The Underwriters shall have received on the Closing Date an opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Underwriters, dated the Closing Date in form reasonably acceptable to the Underwriters.

     (h) The Underwriters shall have received on the Closing Date an opinion of Shook Lin & Bok, special counsel for the Company, dated the Closing Date, to the effect that Four Seasons Hotels and Resorts Asia Pacific Pte Ltd. has been duly incorporated, is validly existing as a corporation under the laws of Singapore, has the corporate power and authority to own its property and to conduct its business in Singapore, and all of the outstanding shares in the capital of Four Seasons Hotels and Resorts Asia Pacific Pte Ltd. have been validly issued and are fully paid and non-assessable and are held by Four Seasons Hotels (Barbados) Investments Limited.

     (i) The Underwriters shall have received on the Closing Date an opinion of Chancery Chambers, special counsel for the Company, dated the Closing Date, to the effect that Four Seasons Hotels (Barbados) Ltd. has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business, is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole and that all of the outstanding shares in the capital of Four Seasons Hotels (Barbados) Ltd. have been duly authorized and validly issued and are fully paid and non-assessable and owned by the Company free and clear of all liens, encumbrances, equities or claims.

     (j) The Underwriters shall have received on the Closing Date an opinion of De Brauw Blackstone Westbroek, special counsel for the Company, dated the Closing Date, to the effect that Four Seasons Hotels and Resorts B.V. is a company duly incorporated and is existing under the laws of the Netherlands as a private company with limited liability, has the power and authority to conduct any business within the limits of its objects clause as set forth in article 2 of its articles of association and that all of the issued shares in the capital of Four Seasons Hotels and Resorts B.V. are fully paid and owned by the Company free of limited rights and attachment.

     (k) The Underwriters shall have received on the Closing Date an opinion of Heller Ehrman, special counsel for the Company, dated the Closing Date, to the effect that Four Seasons Hotels (U.S.) Inc. has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business and that the offering of the Securities would not conflict with any provision of the certificate of incorporation of Four Seasons Hotels (U.S.) Inc.

     (l) The Underwriters shall have received on the Closing Date an opinion, dated the Closing Date, of Fross Zelnick Lehrman & Zissu, P.C., Trademark counsel of the Company, to the effect that, to the best of their knowledge, as defined in said opinion:

               (i) Schedule I to such opinion sets out all trademarks and service marks which have been registered, or for which applications have been filed, in the countries listed thereon by the Company or its subsidiaries (the "Registrations" or "Applications", respectively). The Company or its subsidiaries is the sole and exclusive owner of all right, title and interest in and to the Registrations and Applications. The Registrations and Applications are not subject to any liens, security interests, charges, assignments or encumbrances of any kind;

               (ii) the Registrations are all subsisting and in good standing, and as of the date of such opinion, all filings that are required in order to maintain the Registrations have been timely made; and

               (iii) each of the Company and its subsidiaries owns or has the unrestricted right to use subject to the obligations of existing management agreements such trademarks and service marks as are necessary to carry on its business as presently conducted, except where the failure to own or possess the right to use any of said marks would not have a material and adverse effect on the Company and its subsidiaries taken as a whole. There is no claim of invalidity or other opposition to or conflict with any of the Registrations, nor any claim, suit, action or proceeding, pending or threatened against the Company or any of its subsidiaries, that involves a claim that the use of any of the Registrations constitutes trademark, service mark or trade name infringement, or unfair competition, or conflicts with the asserted rights of others, that in the aggregate would materially and adversely affect the Company and its subsidiaries taken as a whole.

     (m) The Underwriters shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement or the Prospectus as amended or supplemented; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

     (n) The "lock-up" agreements, each substantially in the form of Exhibit C hereto, between the Representative and those persons and entities listed on Schedule III hereto relating to sales and certain other dispositions of Limited Voting Shares or certain other securities, delivered to the Representative on or before the date hereof, shall be in full force and effect on the Closing Date.

     (o) The Underlying Securities initially issuable upon the conversion of the Securities shall have been duly authorized for trading by the New York Stock Exchange ("NYSE") and the Toronto Stock Exchange ("TSX") subject only to notice of issuance thereof.

     (p) The several obligations of the Underwriters to purchase Additional Securities hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization, execution, authentication and issuance of the Additional Securities to be sold on such Option Closing Date and other matters related to the execution, authentication and issuance of such Additional Securities.

6. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants with each Underwriter as follows:

     (a) To prepare the supplement to the Canadian Prospectus and the U.S. Prospectus in relation to the Securities in a form approved by the Underwriters and (i) to file such supplement with the Reviewing Authority in accordance with the Shelf Procedures not later than the Reviewing Authority's close of business on the second business day following the execution and delivery of this Agreement relating to the Securities and (ii) to file the U.S. Prospectus as amended or supplemented with the Commission pursuant to General Instruction II.L. of Form F-10 not later than the Commission's close of business on the business day following the date of filing of the supplement referred to in clause (i) above with the Reviewing Authority; to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of this Agreement and prior to the Closing Date for such Securities unless such amendment or supplement is approved by the Underwriters promptly after reasonable notice thereof, PROVIDED, HOWEVER, such approval shall not be unreasonably withheld or delayed; to advise the Underwriters promptly of any such amendment or supplement relating to such Securities after the date of this Agreement and furnish the Underwriters with copies thereof; to file promptly all reports required to be filed by the Company with the Reviewing Authority pursuant to Ontario Securities Laws and the Commission pursuant to
          Section 13(a), 13(c) or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Securities, and during such same period to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Canadian Prospectus has been filed or receipted, when any supplement to the Canadian Prospectus has been filed, when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the U.S. Prospectus or the U.S. Prospectus as amended or supplemented has been filed with the Reviewing Authority or the Commission, of the issuance by the Reviewing Authority or the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Reviewing Authority or the Commission for the amending or supplementing of the Canadian Prospectus, the Registration Statement or the U.S. Prospectus or the Prospectus as amended or supplemented or for additional information relating to the Securities; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order.

     (b) Promptly from time to time to take such action as the Underwriters may request to endeavor to qualify the Securities for offering and sale under the securities laws of such jurisdictions in the United States as the Underwriters may reasonably request to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as required to complete the distribution of such Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject the Company to taxation in any jurisdiction.

     (c) Prior to 3:00 p.m., New York City time, on the business day next succeeding the date of this Agreement, to furnish the Underwriters with copies of the U.S. Prospectus as amended or supplemented in New York City and in such other cities, in each case in such quantities as the Underwriters may from time to time reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus as amended or supplemented is delivered, not misleading, or, if in the opinion of counsel to the Company and counsel to the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus as amended or supplemented or to file under Ontario Securities Laws or the Exchange Act any document incorporated by reference in the Prospectus as amended or supplemented in order to comply with Ontario Securities Laws, the Securities Act, the Exchange Act or the Trust Indenture Act, to notify the Underwriters and, upon their reasonable request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Underwriters may from time to time reasonably request of an amendment or a supplement to the Prospectus as amended or supplemented which will correct such statement or omission or effect such compliance.

     (d) Prior to amending or supplementing the Registration Statement or the Prospectus with respect to the Securities, to furnish the Representative a copy of each such proposed amendment or supplement and not file any such proposed amendment or supplement to which the Representative reasonably objects.

     (e) To use commercially reasonably efforts to maintain the listing of the Underlying Securities issuable upon conversion of the Securities on the NYSE and the TSX for so long as any Securities remain outstanding.

     (f) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158).

     (g) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the filing of the Canadian Prospectus with the Reviewing Authority, the registration of the Securities under the Securities Act and all other fees or expenses in connection with the preparation of the Registration Statement, any preliminary prospectus and the Prospectus and all amendments and supplements thereto, including all printing costs associated therewith, and the delivering of copies thereof to the Underwriters, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) all fees and expenses incident to listing the Underlying Securities on the NYSE and the TSX, (iv) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (v) any fees charged by rating agencies for the rating of the Securities, (vi) all document production charges and expenses of counsel to the Underwriters (but not including their fees for professional services) in connection with the preparation of this Agreement, (vii) any filing fees incident to and reasonable fees and disbursements of counsel to the Underwriters in connection with any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities,
          (viii) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (ix) the cost of the preparation, issuance and delivery of the Securities, (x) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (xi) the document production charges and expenses associated with printing this Agreement and (xii) all other cost and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section,
          Section 7, and the last paragraph of Section 9, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.

     (h) Not to take any action prohibited by Regulation M under the Exchange Act in connection with the distribution of the Securities contemplated hereby.

     (i) The Company will use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus as amended or supplemented under the caption "Use of Proceeds" and in this respect neither the Company nor any of its subsidiaries will take, directly or indirectly, any action that will result in a violation by any U.S. person participating in the offering of the U.S. economic sanctions measures, including, without limitation, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act, and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and an Executive order, directive, or regulation, that are publicly available or otherwise made known to the Company, imposing or implementing sanctions pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder, that are publicly available or otherwise made known to the Company (collectively, the "Sanctions Measures") with respect to the sale of the Securities hereunder and the use of proceeds thereof. Without limiting the foregoing, the Company will not, and will cause each of its subsidiaries not to, directly or indirectly, use the proceeds of the sale of the Securities to fund any activities or business with any entity or individual with respect to which U.S. persons are prohibited from doing business under the Sanctions Measures.

     (j) The Company will comply with all applicable securities laws, including, without limitation, to the extent applicable, the Sarbanes Oxley Act, and use its reasonable efforts to cause the Company's directors and officers, in their capacities as such, to comply with such laws, rules and regulations to the extent applicable, including, without limitation, the provisions of the Sarbanes Oxley Act, to the extent applicable.

7. INDEMNITY AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or preliminary prospectus supplement or the Prospectus or the Prospectus as amended or supplemented (in each case as amended or supplemented or as further amended or supplemented, as the case may be if the

     Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein.

     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (including, for greater certainty, any officer who so controls the Company within the meaning of either
          Section 15 of the Securities Act or Section 20 of the Exchange Act, even if such officer did not sign the Registration Statement) to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, any preliminary prospectus or preliminary prospectus supplement, the Prospectus or the Prospectus as amended or supplemented or any amendments or supplements thereto.

     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representative, in the case of parties indemnified pursuant to Section 7(a), and by the Company, in the case of parties indemnified pursuant to Section 7(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

     (d) To the extent the indemnification provided for in Section 7(a) or 7(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 7(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 7(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Prospectus as amended or supplemented, bear to the aggregate offering price of the Securities. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Securities they have purchased hereunder, and not joint.

     (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in
          Section 7(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 7(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

     (f) The indemnity and contribution provisions contained in this Section 7 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement,
          (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.

8. TERMINATION. The Underwriters may terminate this Agreement by notice given by the Representative to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the Nasdaq National Market or the TSX,
     (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or Canada shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or Canadian authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the Representative's judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the Representative's judgment, impracticable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented.

9. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

     If, on the Closing Date, or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Firm Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Firm Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Firm Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Firm Securities to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Firm Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or of the Company. In any such case either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement or the Prospectus as amended or supplemented or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Securities and the aggregate principal amount of Additional Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Additional Securities to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (a) terminate their obligation hereunder to purchase the Additional Securities to be sold on such Option Closing Date or
(b) purchase not less than the principal amount of Additional Securities that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

10. AGENT FOR SERVICE; SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES. By the execution and delivery of this Agreement, the Company (i) acknowledges that it has, by separate written instrument, irrevocably designated and appointed The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware, 1980 (or any successor) (together with any successor, the "Agent for Service"), as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to this Agreement or the Securities that may be instituted in any federal or state court in the State of New York, or brought under federal or state securities laws, and acknowledges that the Agent for Service has accepted such designation, (ii) submits to the jurisdiction of any such court in any such suit or proceeding, and (iii) agrees that service of process upon the Agent for Service and written notice of said service to the Company (mailed or delivered to its Chief Financial Officer at its principal office in Toronto, Ontario, Canada), shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of the Agent for Service in full force and effect for a period of six years from the date of this Agreement.

     If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency in The City of New York at the close of business on the business day preceding that on which final judgment is given. The obligations of the Company in respect of any sum due from it to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company (but without duplication) an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

     To the extent that the Company has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of its obligations under the above-referenced documents, to the extent permitted by law.

11. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

12. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

13. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                 Very truly yours,

                                 FOUR SEASONS HOTELS INC.



                                 By:  /s/ Randolph Weisz
                                      --------------------------------------
                                      Name:  Randolph Weisz
                                      Title: Executive Vice President, General
                                             Counsel & Secretary


Accepted as of the date hereof

Morgan Stanley & Co. Incorporated



Acting severally on behalf of themselves and the several Underwriters named in
    Schedule I hereto.

By: Morgan Stanley & Co. Incorporated



By:  /s/ David Schwarzbach
     --------------------------------------
     Name:  David Schwarzbach
     Title: Executive Director